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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32414) pertaining to the Long-Term Incentive Plan of Magna Entertainment Corp. of our report dated June 14, 2001, with respect to the financial statements of Sport Broadcasting Inc. included in the Current Report on Form 8-K/A filed on June 19, 2001 with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                               Ernst & Young LLP

Toronto, Canada,
June 19, 2001